Exhibit 5.1

June 4, 2010

DENTSPLY International Inc.
221 West Philadelphia Street
York, Pennsylvania 17405-0872

Re:	DENTSPLY International Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to DENTSPLY International Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the registration of up to 13,667,219 shares of the Company’s common stock, $.01 par value (the “Common Stock”), issuable under DENTSPLY International Inc. 2010 Equity Incentive Plan (the “Plan”).  We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion.

As to matters of fact, we have relied on representations of officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all document submitted to us as copies.

Based upon the foregoing, it is our opinion that the shares of Common Stock originally issued by the Company to participants under the Plan, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP